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                                    EXHIBIT 1

                                                                  EXECUTION COPY

                       NATIONAL SEMICONDUCTOR CORPORATION


                               PLACEMENT AGREEMENT



                                                              September 21, 1995



Morgan Stanley & Co.
    Incorporated, for itself
    and the other several
    Purchasers named below
1251 Avenue of the Americas
New York, New York 10020

Dear Sirs:

     National Semiconductor Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Manager") and the other several purchasers named in Schedule I hereto (collectively with the Manager, the "Purchasers") $225,000,000 principal amount of its 6 1/2% Convertible Subordinated Notes due 2002 (the "Firm Offered Securities") to be issued pursuant to the provisions of an Indenture dated as of September 15, 1995 (the "Indenture") between the Company and The First National Bank of Boston, as Trustee (the "Trustee").

     The Company also proposes to issue and sell to Purchasers not more than an additional $33,750,000 principal amount of its 6 1/2% Convertible Subordinated Notes due 2002 (the "Additional Offered Securities") if and to the extent that you, as Manager, shall have determined to exercise, on behalf of the Purchasers, the right to purchase such 6 1/2% Convertible Subordinated Notes due 2002 granted to the Purchasers in Section 3 hereof. The Firm Offered Securities and the Additional Offered Securities are hereinafter collectively referred to as the "Offered Securities."

     The Offered Securities will be convertible, on the terms and subject to the conditions set forth in the Indenture and the Notes, into shares of Common Stock, $0.50 par value of the Company together with the rights (the "Rights") evidenced by such Common Stock to the extent provided in the Rights Agreement dated as of

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August 8, 1988, as to be amended pursuant to the Indenture (the "Rights
Agreement"), between the Company and The First National Bank of Boston (the "Underlying Securities" and, together with the Offered Securities, the "Securities").

     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom.

     In connection with the sale of the Offered Securities, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final private placement memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, you that as of the date hereof:

          (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied, or will comply, when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Purchasers to confirm sales prior to the Closing and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to any Purchaser furnished to the Company in writing by such Purchaser through you expressly for use therein.

          (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the


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corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Except as disclosed in the Memorandum, the Company owns or leases all such properties as are necessary to its operations as now conducted, or as proposed to be conducted, in each case as discussed in or contemplated by either Memorandum.

          (e) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Final Memorandum.

          (f) The shares of Common Stock outstanding prior to the issuance of the Offered Securities to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

          (g) This Agreement has been duly authorized, executed and delivered by the Company.

          (h) The Offered Securities have been duly authorized and, when executed, authenticated and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will (x) be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights, (y) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable


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principles of general applicability and (z) be entitled to the benefits of the
Indenture pursuant to which such Securities are to be issued.

          (i) (1) The Underlying Securities reserved for issuance upon conversion of the Offered Securities have been duly authorized and reserved and, when issued upon conversion of such Offered Securities in accordance with the terms of such Offered Securities, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or similar rights;
(2) the Rights, if any, issuable upon conversion of the Offered Securities have been duly authorized by all required corporate action and, when and if issued upon conversion of the Offered Securities in accordance with the terms of the Indenture and the Rights Agreement, will have been validly issued.

          (j) Each of the Indenture pursuant to which the Offered Securities are to be issued and the Registration Rights Agreement dated as of September 21, 1995 among the Company and the Purchasers (the "Registration Rights Agreement") has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

          (l) There has not occurred any material adverse change, or any development that is likely to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and


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its subsidiaries, taken as a whole, from that set forth in the Preliminary
Memorandum or Final Memorandum.

          (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that are not likely to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Offered Securities.

          (n) Each of the Company and its subsidiaries has all necessary consents, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, except to the extent that the failure to obtain, declare or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (o) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the Offered Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Offered Securities (as those terms are used in Regulation D under the Securities
Act), or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act.

          (p) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (q) It is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchasers in the manner contemplated by this Agreement to register the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.


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          (r)  In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (s) The Company and each of its subsidiaries owns or possesses or has adequate licenses or rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, mask works, approvals, governmental authorizations and trade names necessary (in any material respect) to the conduct of the business as now operated by them, except such as are not material to the business of the Company and its subsidiaries taken as a whole. The Company or any of its subsidiaries has no knowledge of any material infringement by it of trademarks, trade name rights, patent rights, mask works, copyrights, licenses, trade secrets or similar rights of others and neither the Company or any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, in either case, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and except those which have been resolved through a licensing or other similar arrangement which, singularly or in the aggregate, did not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (t) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (u) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded


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accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (v) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

          (w) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S") with respect to the Offered Securities and the Company and its Affiliates and any person acting on its or their behalf (other than the Purchasers) has complied with the offering restrictions requirement of Regulation S.

          (x) The Offered Securities satisfy the requirements set forth in Rule 144A(d) (3) under the Securities Act.

     2. OFFERING. You have advised the Company that the Purchasers will make an offering of the Offered Securities purchased by the Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

     3. PURCHASE AND DELIVERY. The Company hereby agrees to sell to the several Purchasers, and the Purchasers, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective principal amount of Offered Securities set forth in Schedule I hereto opposite their names at a purchase price of 98.0% of the principal amount thereof plus accrued interest, if any, from September 27, 1995 to the date of payment and delivery.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Purchasers the Additional Offered Securities, and the Purchasers shall have a one-time right to purchase, severally and not jointly, up to $33,750,000 Additional Offered Securities at a purchase price of 98.0% of the principal amount thereof plus accrued interest, if any, from September 27, 1995 to the date of payment and


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delivery. Additional Offered Securities may be purchased as provided in this
Section 3 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Offered Securities. If any Additional Offered Securities are to be purchased, each Purchaser agrees, severally and not jointly, to purchase the number of Additional Offered Securities (subject to such adjustments to eliminate fractional shares as the Manager shall determine) that bears the same proportion to the total number of Additional Offered Securities to be purchased as the number of Firm Offered Securities set forth in
Schedule I opposite the name of such Purchaser bears to the total number of Firm Offered Securities.

     The Company agrees that without your prior written consent, it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock for a period of 90 days after the date of this Agreement, other than (i) the Offered Securities to be sold hereunder, (ii) the Underlying Securities,
(iii) options to purchase shares of Common Stock, shares of Common Stock issued by the Company upon the exercise of such options and shares of Common Stock issuable under the Company' s existing employee benefit plans, (iv) Common Stock issuable upon redemption of the $40.00 Convertible Exchangeable Preferred Shares, and (v) purchases of Common Stock pursuant to the Company's existing stock purchase program. The Company agrees to give notice to its directors and executive officers promptly following the date hereof (but in no event later than the Closing Date) of the restrictions imposed by the Board of Directors of the Company pursuant to the minutes referred to in Section 4(f) below. The Company will use its best efforts to ensure that all of its directors and executive officers comply with the restrictions set forth in such minutes.

     Payment for the Firm Offered Securities shall be made against delivery of the Firm Offered Securities at a closing to be held at the office of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 at 10:00 A.M., New York City time, on September 27, 1995, or at such other time on the same or such other date, not later than October 4, 1995, as shall be designated in writing by you. The time and date of such payment are herein referred to as the Closing Date. Payment for the Firm Offered Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House Funds.


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     Payment for any Additional Offered Securities shall be made against delivery of the Additional Offered Securities at a closing to be held at the office of Wilson, Sonsini, Goodrich & Rosati, Palo Alto, California at 10:00 A.M., New York City time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten
(10) business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Manager to the Company of its determination, on behalf of the Purchasers, to purchase a number, specified in said notice, of Additional Offered Securities, or on such other date, in any event not later than November 4, 1995 as shall be designated in writing by the Manager. The time and date of such payment are hereinafter referred to as the Option Closing Date. Payment for the Additional Offered Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds. The notice of the determination to exercise the option to purchase Additional Offered Securities and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

     Certificates for the Offered Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Offered Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Purchasers, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Purchasers duly paid, against payment of the purchase price therefor.

     4. CONDITIONS TO CLOSING. The several obligations of the Purchasers under this Agreement to purchase the Firm Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the performance and observance by the Company of all the covenants and agreements herein contained on its part to be performed and observed and the following conditions:

          (a) Subsequent to the date of this Agreement and prior to the Closing Date,

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible


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change, in the rating accorded any of the Company's securities by any
"nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g) (2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Final Memorandum.

          (b) You shall have received on the Closing Date a certificate of the Company, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a) (i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (c) You shall have received on the Closing Date an opinion of Latham & Watkins, independent counsel for the Company, dated the Closing Date, substantially to the effect set forth in EXHIBIT A.

          (d) You shall have received on the Closing Date an opinion of John M. Clark III, Senior Vice President, General Counsel and Secretary of the Company, substantially to the effect set forth in EXHIBIT B.

          (e) You shall have received on the Closing Date an opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel for the Purchasers, dated the Closing Date, to the effect set forth in EXHIBIT C.

          (f) You shall have received on the Closing Date a copy of minutes of a meeting of the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company, approving, among other things, restrictions providing that the directors and executive officers of the Company will not, directly or indirectly, for a period of 90 days after the date of this Agreement, without your


                                      -10-

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prior written consent offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock.

          (g) You shall have received on each of the dates hereof and the Closing Date a letter, dated the date hereof or the Closing Date, in form and substance satisfactory to you, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum.

          (h)  The Company shall have complied with the provisions of
Section 5(a) hereof with respect to the furnishing of the Final Memorandum on the business day next succeeding the date of this Agreement, in such quantities as you reasonably request.

          The Purchasers' obligation to purchase Additional Offered Securities hereunder is subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Offered Securities and other matters related to the issuance of the Additional Offered Securities.

     5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Purchasers contained in this Agreement, the Company covenants as follows:

          (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and, in the case of the Final Memorandum, to furnish copies of the Final Memorandum in New York City, prior to 5:00 p.m. on the business day following the date of this Agreement, in such quantities as you reasonably request.

          (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.


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          (c)  If, during such period after the date hereof and prior to the date on which all of the Offered Securities shall have been sold by the Purchasers, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Purchasers it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Purchasers, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in the light of the circumstances when such Memorandum is delivered to a purchaser, be misleading or so that such Memorandum, as so amended or supplemented, will comply with applicable law; provided that the Company shall not be required to make any such amendment or supplement on or after June 27, 1996 unless a Purchaser requests such an amendment or supplement be made, in which case such amendment or supplement shall be made and the Purchaser or Purchasers requesting such amendment or supplement shall pay the reasonable costs and expenses of the Company in making such amendment or supplement.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) Whether or not any sale of such Offered Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Securities, (iii) the reasonable fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, (iv) the qualification of such Securities under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Purchasers in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to the Purchasers in quantities as hereinabove stated of copies of the Memorandum and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of such Securities, and (vii) the fees and expenses, if any, incurred in connection with the admission of such Securities for trading in any appropriate market system.

          (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the


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Securities Act) which could be integrated with the sale of the Offered
Securities in a manner which would require the registration under the Securities Act of such Securities.

          (g) Not to solicit any offer to buy or offer or sell the Offered Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d) (4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (i) To include information substantially in the form set forth in Exhibit C in each Memorandum.

          (j) To use its best efforts to permit the Offered Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          (k) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Offered Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Purchasers) will comply with the offering restrictions of Regulation S.

          (l)   The Company will not resell any of the Securities.

     6.   OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER.

          (a) Each Purchaser, severally and not jointly, represents and warrants that such Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Purchaser, severally and not jointly, agrees with the Company that (a) it will not solicit offers for, or offer to sell, such Offered Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (b) it will solicit offers for such Offered Securities only from, and will offer such Offered

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Securities only to, persons that it reasonably believes (A) in the case of offers inside the United States, (i) to be QIBs or (ii) to be institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("institutional accredited investors") that, prior to their purchase of the Offered Securities, deliver to such Purchaser a letter containing the representations and agreements set forth in Annex A to the Memorandum and (B) in the case of offers outside the United States, to be persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Offered Securities are deemed to have represented and agreed as provided in Exhibit D.

          (b) Each Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

               (i) it understands that no action has been or will be taken in any jurisdiction by such Purchaser that would permit a public offering of the Offered Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Offered Securities, in any country or jurisdiction where action for that purpose is required;

               (ii) such Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Offered Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

               (iii) the Offered Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

               (iv) such Purchaser has offered the Offered Securities and will offer and sell the Offered Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither such Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Offered Securities, and any such Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

               (v) such Purchaser has (1) not offered or sold and will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not required and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (2) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (3) only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Offered Securities if that person is of a kind described in Article 11(d) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

               (vi) such Purchaser understands that the Offered Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Offered Securities, directly or indirectly in Japan or to or from any resident of Japan except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law; and

              (vii) such Purchaser agrees that, at or prior to confirmation of sales of the Offered Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or

Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.

Terms used in this Section 6 have the meanings given to them by Regulation S.

     7.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Purchaser, and each person, if any, who controls such Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Purchaser, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Purchaser or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Purchaser furnished to the Company in writing by such Purchaser through you expressly for use therein.

          (b) Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Purchaser, but only with reference to information relating to such Purchaser furnished to the Company in writing by such Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other hand from the offering of such Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand in connection with the offering of such Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Purchasers in respect thereof, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of such Offered Securities. The relative fault of the Company on the one hand and of the Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Offered Securities they have purchased hereunder, and not joint.

          (e) The Company and the Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities resold by it in the initial placement of such Offered Securities were offered to investors exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchasers or any person controlling the Purchasers or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)
(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Final Memorandum.

     9. MISCELLANEOUS. If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Purchasers shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Securities which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Offered Securities to be purchased on such date, the other Purchasers shall be obligated severally in the proportions that the principal amount of Firm Offered Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Offered Securities set forth opposite the names of all such non-defaulting Purchasers, or in such other proportions as you may specify, to purchase the Offered Securities which such defaulting Purchaser or Purchasers agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Offered Securities that any Purchaser has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Offered Securities without the written consent of such Purchaser. If, on the Closing Date or the Option Closing Date, as the case may be, any Purchaser or Purchasers shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Securities to be purchased on such date and arrangements satisfactory to you and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Purchaser from liability in respect of any default of such Purchaser under this Agreement.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If this Agreement shall be terminated by the Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers or such Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Purchasers in connection with this Agreement or the offering contemplated hereunder.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.


                                   Very truly yours,

                                   NATIONAL SEMICONDUCTOR
                                   CORPORATION


                                   By  /s/ Donald Macleod
                                      ----------------------------------


Agreed, September 21, 1995

Morgan Stanley & Co.
 Incorporated

Acting severally on behalf
 of itself and the
 several Purchasers named
 herein.

By Morgan Stanley & Co.
 Incorporated


By
  ----------------------

     Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.


                                   Very truly yours,

                                   NATIONAL SEMICONDUCTOR
                                   CORPORATION


                                   By  /s/ Donald Macleod
                                      ----------------------------------


Agreed, September 21, 1995

Morgan Stanley & Co.
 Incorporated

Acting severally on behalf
 of itself and the
 several Purchasers named
 herein.

By Morgan Stanley & Co.
 Incorporated


By   /s/ William Salisbury
  ----------------------------

                                   SCHEDULE I






                                                       Principal Amount of
                                                          Firm Offered
                                                           Securities
                 Purchaser                               To Be Purchased
-----------------------------------------------      ----------------------
Morgan Stanley & Co. Incorporated                          $75,000,000


J.P. Morgan Securities Inc.                                 75,000,000


Salomon Brothers Inc                                        75,000,000


                                                          ------------

                             Total                        $225,000,000
                                                          ------------
                                                          ------------


                                                                       EXHIBIT A


                           OPINION OF LATHAM & WATKINS

The opinion of Latham & Watkins, counsel for the Company, to be delivered pursuant to Section 4(c) of the Placement Agreement shall be to the effect that:

          1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum (references herein to the Final Memorandum being taken to mean the same, as amended or supplemented).

          2. The Placement Agreement has been duly authorized, executed and delivered by the Company.

          3. The Indenture, pursuant to which such securities are to be issued, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          4. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          5. The Offered Securities have been duly authorized and, when executed, authenticated and delivered to and paid for in accordance with the terms of the Placement Agreement, will be validly issued and will not be subject to any preemptive or similar rights (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights general and
     (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture pursuant to which such Offered Securities are to be issued.

          6. (1) The Underlying Securities reserved for issuance upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion in accordance with the terms of the Indenture, will have been validly issued, fully paid and non-assessable, and there are no preemptive or, to such counsel's knowledge, other rights to subscribe for or purchase any of the Underlying Securities issuable upon conversion of the Offered Securities pursuant to the Company's Certificate of Incorporation or Bylaws or, to the knowledge of such counsel, any Reviewed Agreement (as defined below) and
     (2) the Rights, if any, issuable upon conversion of the Offered Securities have been duly authorized and, when, and if, issued upon conversion in accordance with the terms of the Indenture and Rights Agreement, will have been validly issued.

          7. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement and the Offered Securities will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) to such counsel's knowledge, the material agreements set forth on a list to be agreed upon (to cover material debt agreements) (the "Reviewed Agreements"), or (iv) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or its subsidiaries of their obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement or the offered securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

          8. After due inquiry of officers of the Company, such counsel does not know of any legal or governmental proceedings pending to which the Company is a party or to which any of the properties of the Company is subject other than proceedings that would not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, or the Offered Securities or to consummate the transactions contemplated by the Final Memorandum.

          9. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          10. The statements in the Final Memorandum under the captions "Description of Notes," "Description of Capital Stock," "Certain Federal Income Tax Considerations," "Plan of Distribution" and "Transfer Restrictions" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein.

          11. Such counsel believes that (except for financial statements and schedules and other statistical data as to which such counsel need not express any belief) the Final Memorandum when issued did not, and as of the date such opinion is delivered does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          12. Based upon the representations, warranties and agreements of the Company in Sections 1(o), 1(w), 5(g) 5(h) and 5(k) of the Placement Agreement and of the Initial Purchasers (as defined in the Final Memorandum) in Section 6 of the Placement Agreement and on the representations and agreements contained in the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Initial Purchasers under the Placement Agreement or in connection with the initial resale of such Offered Securities by the Initial Purchasers in accordance with Section 6 of the Placement Agreement to register the Offered Securities or the Underlying Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Offered Security or Share.

          With respect to paragraph 11 above, counsel may state that his opinion and belief are based upon his participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                                                                       EXHIBIT B


                          OPINION OF JOHN M. CLARK III


     The opinion of John M. Clark III, counsel of the Company, to be delivered pursuant to Section 4(d) of the Placement Agreement shall be to the effect that:

          1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

          2. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          3. There are no preemptive or, to such counsel's knowledge, other rights to subscribe for or purchase any of the Underlying Securities issuable upon conversion of the Offered Securities pursuant to any material agreement or other instrument binding on the Company.

          4. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement and the Offered Securities will not contravene to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole.

          5. The statements under the caption "Legal Proceedings" of the Company's most recent annual report on Form 10-K and quarterly report on Form 10-Q insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein.

          6. After due inquiry of officers of the Company, such counsel does not know of any legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in each Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, or the Offered Securities or to consummate the transactions contemplated by the Final Memorandum.

          7. Such counsel is of the opinion that each document incorporated by reference in the Final Memorandum (except for financial statements and schedules and other statistical data included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

          8. Such counsel believes that (except for financial statements and schedules and other statistical data as to which such counsel need not express any belief) the Final Memorandum when issued did not, and as of the date such opinion is delivered does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     With respect to paragraph 8 above, counsel may state that his opinion and belief are based upon his participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                                                                       EXHIBIT C


               OPINION OF WILSON, SONSINI, GOODRICH & ROSATI, P.C.


     The opinion of Wilson, Sonsini, Goodrich & Rosati, P.C. to be delivered pursuant to Section 4(e) of the Placement Agreement shall be to the effect that:

          1. The Placement Agreement has been duly authorized, executed and delivered by the Company.

          2. The Offered Securities have been duly authorized, and, when executed, authenticated and delivered to and paid for in accordance with the terms of the Placement Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy insolvency or similar laws affecting creditors' rights general and
     (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture pursuant to which such Offered Securities are to be issued.

          3. The Underlying Securities reserved for issuance upon conversion of the Offered Securities have been duly authorized and reserved and, when executed and issued upon conversion of the Offered Securities in accordance with the terms of the Offered Securities, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

          4. The Indenture pursuant to which such Securities are to be issued has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
     (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

          5. The statements in the Final Memorandum under the captions "Description of Notes", "Plan of Distribution" and "Transfer Restrictions", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

          6. Such counsel believes that (except for financial statements and schedules and other statistical data as to which such counsel need not express any belief) the Final Memorandum when issued did not, and as of the date such opinion is delivered does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading..

          7. Based upon the representations, warranties and agreements of the Company in Sections 1(o), 1(w) and 5(g), 5(h) and 5(k) of the Placement Agreement and of the Purchasers in Section 6 of the Placement Agreement and on the representations and agreements contained in Exhibit D to the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Purchasers under the Placement Agreement or in connection with the initial resale of such Offered Securities by the Purchasers in accordance with Section 6 of the Placement Agreement to register the Offered Securities under the Securities Act of 1933, it being understood that no opinion is expressed as to any subsequent resale of any Security.

     With respect to paragraph 7 above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) other than documents incorporated therein by reference and review and discussion of the contents thereof, including incorporated documents, but are without independent check or verification except as specified.


                                       C-2

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                                                                       EXHIBIT D

     Each Memorandum shall contain language to the following effect:

     "Each purchaser of the Securities will be deemed to:

          (1) represent that it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion and that it or such account is a QIB or an institutional accredited investor or a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust));

          (2) acknowledge that the Offered Securities and the Common Stock issuance upon conversion of the Securities have not been registered and the Securities will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

          (3) agree that if it should resell or otherwise transfer the Offered Securities or the Common Stock issuable upon conversion of the Securities within three years after the original issuance of the Securities, it will do so only (a) to the Company or any subsidiary thereof, (b) inside the United States to a QIB in compliance with Rule 144A, (c) inside the United States to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee, as registrar for the Securities (or in the case of the Common Stock, the transfer agent for the Common Stock (the "Transfer Agent"), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (or the Common Stock, as the case may be) (the form of which letter can be obtained from the Trustee or Transfer Agent), (d) outside the United States in compliance with Rule 904 under the Securities Act, (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (f) pursuant to a registration statement which has been declared effective with the Securities Act (and which continues to be effective at the time of such transfer); and

          (4) agree that it will give each person to whom it transfers such Securities notice of any restrictions on transfer of such Securities.

Each institutional accredited investor (other than a QIB) that is an original purchaser of the Securities will be required to sign an agreement to the foregoing effect in the form attached as Annex A to the Memorandum. In the case of any Securities in certificated form, prior to any proposed transfer of the Securities within three years after the original issuance thereof, the holder thereof must check the appropriate box set forth on certificate representing the Security relating to the manner of such transfer and submit the Certificate representing the Securities to the Trustee. If (i) such transfer is to an institutional accredited investor or (ii) any holder proposes to transfer Common Stock issued upon conversion of the Securities, in either case within three years after the original issuance of the Securities, the holder (or beneficial holder, as the case may be) will be required to furnish to the Trustee (or, in the case of the Common Stock, the Transfer Agent) such certifications, legal opinions or other information as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     Each certificate representing the Offered Securities will bear the following legend:

     THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) or (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE EXCEPT (A) TO NATIONAL SEMICONDUCTOR CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR

THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE) A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE, THE OFFERED SECURITIES EVIDENCED OF SUCH NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Each stock certificate representing the Underlying Securities issued upon conversion of the Offered Securities will bear the following legend (unless such Underlying Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act):

     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED

(THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED, (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO NATIONAL SEMICONDUCTOR CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) or (7) UNDER THE SECURITIES
ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES TO THE FIRST NATIONAL BANK OF BOSTON, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE) A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(F) ABOVE), IT WILL FURNISH TO THE FIRST NATIONAL BANK OF BOSTON, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(F) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO

CLAUSE 1(F) ABOVE OR THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED OR UPON THE EARLIER SATISFACTION OF THE FIRST NATIONAL BANK OF BOSTON, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE) THAT THE COMMON STOCK HAS BEEN OR IS BEING OFFERED AND SOLD IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U. S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

     Each Memorandum shall also contain language to the following effect:

          "Each person receiving this offering Memorandum acknowledges that such person (i) has been afforded an opportunity to request from the Company and to review, and has received, all additional information considered by it to be necessary to verify the accuracy of, or to supplement, the information herein, (ii) it has not relied on the Initial Purchasers or any person affiliated with the Purchasers in connection with its investigation of the accuracy of such information or its investment decision and (iii) no person has been authorized to give any information or to make any representation concerning the Company or the Securities or the Underlying Securities offered hereby other than as contained herein and information given by duly authorized officers and employees of the Company in connection with investors' examination of the Company and the terms of the offering, and, if given or made, such other information or representations should not be relied upon as having been authorized by the Company or the Purchasers.